UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2011

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50910	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA 19056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On March 25, 2011, the Audit Committee of the Board of Directors of StoneMor GP LLC (the “Audit Committee”), the general partner of StoneMor Partners L.P. (the “Company”), concluded that the Company’s previously issued financial statements for the quarters ended June 30, 2009, September 30, 2009 and September 30, 2010, and for the year ended December 31, 2009 should be restated to deconsolidate certain long-term cemetery operating agreements that it had previously consolidated as variable interest entities and to remove a non-cash bargain purchase gain previously recognized through the application of purchase accounting to those agreements. Accordingly, the above referenced financial statements and the audit report of Deloitte & Touche LLP on the financial statements for the year ended December 31, 2009, should no longer be relied upon.

During the second and third quarters of 2009, the Company became the exclusive operator of three cemeteries under long-term operating agreements. The Company had previously concluded that through these operating agreements it had obtained control over variable interest entities and accordingly, the Company applied purchase accounting to record its interest in these variable interest entities. It was subsequently determined that these cemeteries did not qualify as variable interest entities. The Company also determined that it did not obtain control either under the voting interest model or by contract. As a result, the Company concluded that the cemeteries should not have been consolidated and purchase accounting rules should not have been applied. Further, as part of these agreements, the Company has assumed certain liabilities and has assumed control of the underlying merchandise and perpetual care trusts related to these cemeteries. These trusts were previously and will continue to be properly consolidated as variable interest entities. The Company also consolidated three cemeteries that it began operating under a long-term operating agreement during the third quarter of 2010. It was also determined that these cemeteries did not meet the requirements for consolidation as described above.

The Company’s consolidated financial statements for the fiscal year ended December 31, 2009 and fiscal quarter ended September 30, 2010 will be restated in the Company’s Annual Report on Form 10-K expected to be filed with the SEC on or before March 31, 2011 to deconsolidate these cemeteries and remove the non-cash extraordinary gain that was recognized upon execution of the agreements.

The Company’s management and the Audit Committee discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC
its general partner

By:	/s/ William R. Shane
Name:	William R. Shane
Title:	Executive Vice President and Chief Financial Officer

Date: March 29, 2011